SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                          F O R M  8 - K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported) April 21, 1999
                                                      ---------------

                     EuroWeb International Corp.
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      (Exact name of registrant as specified in its charter)


                                  Delaware
       ------------------------------------------------------
          (State or other jurisdiction of incorporation)


              1-1200                         13-3696015
     ------------------------      ---------------------------------
     (Commission File Number)      (IRS Employer Identification No.)


          445 Park Avenue, 15th Floor, New York, NY 10022
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          (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code (212) 758 9870
                                                        --------------

                                     N/A
      ------------------------------------------------------------
      (Former name or former address, if changed since last report)

                                      8K-2

                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.   OTHER EVENTS

         In March 1999, Euroweb International Corp. (the "Company") embarked on a planned expansion program beyond its base in Hungary. The Company entered into acquisition agreements with EuNet Slovakia, a leading Internet service provider in Slovakia, and with Luko Czech Net, a leading Internet service provider in the Czech Republic, subject to due diligence. It also entered into negotiations to acquire other Internet service providing companies in the Czech Republic, Slovakia, Slovenia and Romania. To finance the acquisition program, the Company completed the following three Private Placements in April 1999:

         1. Registrant completed a private placement of 565,141 shares of its Common Stock for $741,728.81 with J.P. Carey Inc., as placement agent (the"Placement Agent") pursuant to Section 4(2) of the Securities Act of 1933. Registrant paid the Placement Agent a fee of $74,172.88 and expenses of $16,250 and issued 56,514 five year Warrants to the Placement Agent to purchase 56,514 shares of its Common Stock on or after April 2, 1999 at an exercise price of $2.10 per share. Copies of the Placement Agent Agreement, the Warrant Agreement and the Warrant Certificates are annexed hereto as Exhibit 10(gg).

         2. Registrant completed a private placement to an investor of 152,380 shares of its Common Stock for $200,000 pursuant to Section 4(2) of the Securities Act of 1933. Registrant paid no fees or had any direct costs in connection with this sale. A copy of the private placement agreement, is annexed hereto as Exhibit 10(hh).

         3. Registrant completed a private placement of 27 1/2 Units at $50,000 per Unit. Each Unit consists of 28,571 Shares of Common Stock and 28,571 Common Stock A Purchase Warrants and 28,571 Common Stock B Purchase Warrants pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933. Registrant thus sold 785,701 shares, 785,701 three year A Warrants exercisable at $2 per share and 785,701 three year B Warrants exercisable at $2.25 per share and received $1,375,000 for the Units. Registrant paid no fees, or had any direct costs in connection with this sale other than State Blue Sky fees. Copies of the Subscription Agreement and of the of A and B Warrants are annexed hereto as Exhibit 10(ii).

         The Company employed Zoltan Gelencser as a full time consultant to act as Country manager of its Internet operations in the Czech Republic. Mr. Gelencser held a management position with Hungarian Telecommunications Corporation and served on the faculty of Technical University of Budapest prior to his employment by the Company. The Company is currently interviewing for a Country manager for Slovakia.

         The Compensation Committee recommended, and the Board of Directors approved, a grant of 1,000,000 options to Management for its services in identifying and negotiating the acquisition agreement and arranging for the financing. The 1,000,000 options were granted as follows:

         (a)      370,000           Robert Genova (President)
         (b)      315,000           Frank R. Cohen (Chairman of the Board)
         (c)      315,000           Csaba Toro (Vice President and European
                                    Manager of Operations)

                           SIGNATURES

     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              EUROWEB INTERNATIONAL CORP.
                              444 Park Avenue
                              New York, NY 10022
                              (Registrant)



                              By: /s/Frank R. Cohen
                                  -----------------
                                   Frank R. Cohen
                                   Chairman of Board



Dated: April 24, 1999
     New York, New York